UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

AUGUST 9, 2007
Date of Report (Date of Earliest Event Reported)

CONVERA CORPORATION
-------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-31989	54-1987541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1921 GALLOWS ROAD, SUITE 200
VIENNA, VIRGINIA 22182
-------------------------------------------------------------------------------
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

The disclosure set forth under Item 2.01 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 9, 2007, Convera Corporation (“Convera” or the “Company”) completed the sale of the assets used in its RetrievalWare Enterprise Search Business (the “Enterprise Search Business”) to Fast RW Software, Inc., a Nevada corporation (“FAST”). The sale of the Enterprise Search Business was conducted pursuant to the Amended and Restated Asset Purchase Agreement by and among the Company, Convera Technologies, Inc., Convera Technologies International Limited, Fast Search & Transfer, Inc. and FAST, dated as of August 9, 2007 (the “Agreement”), which is filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

Total consideration for the sale of the assets pursuant to the Agreement was $23.0 million, including $18.1 million of cash, $4.0 millon in restricted cash - held in escrow, and the assumption of approximately $900,000 in employee-related liabilities and is subject to subsequent adjustment for working capital and other items. The Agreement includes provisions for the retention by Convera of certain liabilities related to the Enterprise Search Business, transition of employees and customer relationships, and certain post-closing indemnities. This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Agreement. The Company and FAST also entered into a license agreement, pursuant to which the Company licensed FAST certain of the Company’s intellectual property used in the Enterprise Search Business.

The Company issued a press release on August 10, 2007 announcing the closing of the asset sale. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(b). Pro forma financial information

Unaudited pro forma condensed consolidated balance sheet as of April 30, 2007

Unaudited pro forma condensed consolidated statement of operations for the three months ended April 30, 2007

Unaudited pro forma consolidated statement of operations for the fiscal year ended January 31, 2007.

(d). Exhibits

2.1
Amended and Restated Asset Purchase Agreement by and among Convera Corporation, Convera Technologies, Inc.,
Convera Technologies International Limited, Fast Search & Transfer, Inc. and Fast RW Software, Inc., dated as of August 9, 2007

99.1   Press release of the Company dated August 10, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Convera Corporation

Date: August 15, 2007               By: /s/ Matthew G. Jones
                          Matthew G. Jones
                                      Chief Financial Officer, Secretary and Treasurer

CONVERA CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
April 30, 2007
(In thousands)

	Convera Reported (a)	Disposition Adjustments		Convera Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$41,540	$18,115	(d)	$59,655
Restricted Cash	71	4,000	(d)	4,071
Accounts receivable, net of allowance for doubtful accounts of $0	337	-		337
Prepaid expenses and other	1,425	(162	) (e)	1,263
Assets held for sale	6,709	(6,709	) (c)	-
Total current assets	50,082	15,244		65,326

Equipment and leasehold improvements, net of accumulated depreciation of $10,112	6,618	-		6,618
Other assets	730	-		730
Total assets	$57,430	$15,244		$72,674

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	6,299	-		6,299
Accrued expenses	2,924	1,021	(e)	3,945
Deferred revenues	641	-		641
Liabilities held for sale	3,953	(3,953	) (c)	-
Total current liabilities	13,817	(2,932)		10,885

Other accrued liabilities-long term	128	-		128
Total liabilities	13,945	(2,932)		11,013

Commitments and Contingencies	-	-		-

Shareholders' Equity:	43,485	18,176	(c)(d)(e)(g)	61,661
Total liabilities and shareholders' equity	$57,430	$15,244		72,674

See accompanying notes to pro forma financial statements

CONVERA CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended April 30, 2007
(In Thousands, Except per Share Data)

	Convera Reported (a)	Disposition Adjustments		Convera Pro forma
Revenues:
Hosted services	$324	$-		$324

Expenses:
Costs of Revenues	1,933	-		1,933
Sales and marketing	1,019	-		1,019
Research and product development	1,289	-		1,289
General and administrative	4,323	-		4,323
	8,564			8,564
Operating loss	(8,240)	-		(8,240)
Other income, net:	491	-		491
Loss from continuing operations	(7,749)	-		(7,749)
Income from discontinued operations	206	(206	) (f)	-
Net loss	(7,543)	(206)		(7,749)
Basic and dilute net income (loss) income
Continuing operations	$(0.15)	$0.00		$(0.15)
Discontinued Operations	0.00	0.00		0.00
Basic and diluted loss per month	$(0.15)	$0.00		$(0.15)

Weighted-average number of common shares outstanding - basic and diluted	52,901,035	52,901,035		52,901,035

See accompanying notes to pro forma financial statements

CONVERA CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended January 31, 2007
(In Thousands, Except per Share Data)

[

	Convera Reported (b)	Enterprise Search Results (f)	Disposition Adjustments		Convera Pro Forma
Revenues:	$16,671	$16,402	$-		$269
Expenses:
Cost of revenues	12,596	(4,321)	-		8,275
Sales and marketing	11,506	(7,137)	-		4,369
Research and product development	15,044	(4,035)	-		11,009
General and administrative	15,167	(480)	-		14,867
Amortization of capitalized software development costs	3,045	-	-		3,045
Impairment of capitalized software development costs, equipment and prepaid expenses	6,407	-	-		6,407
Total operating expenses	63,765	(15,973)	-		47,792

Operating loss	(47,094)	(430)	-		(47,524)

Gain on Sale of Enterprise Search Business	-	-	18,176	(e) (g)	18,176
Other income, net	2,267	-	-		2,267

Net (loss) gain before income taxes	(44,827)	(430)	18,176		(27,081)

Income tax benefit	-	-	-		-

Net (loss) gain	$(44,827)	$(430)	$18,176		$(27,081)

Basic and diluted net loss per common share	$(0.86)	$(0.01)	$0.35		$(0.52)

Weighted-average number of common shares outstanding - basic and diluted	52,221,644	52,221,644	52,221,644		52,221,644

See accompanying notes to pro forma financial statements

CONVERA CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 9, 2007, Convera Corporation (“Convera” or the “Company”) completed the sale of the assets used in its RetrievalWare Enterprise Search Business (the “Enterprise Search Business”) to Fast RW Software, Inc., a Nevada corporation (“FAST”). Total consideration was $23.0 million, including $18.1 million of cash, $4.0 million in restricted cash - held in escrow, and the assumption of approximately $900,000 in employee-related liabilities and is subject to subsequent adjustment for working capital and other items.

1.  BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the sale of the assets of the Enterprise Search Business. The unaudited condensed consolidated balance sheet gives effect to the sale as if the sale had been completed on April 30, 2007. The unaudited condensed consolidated statements of operations for the three months ended April 30, 2007 and the fiscal year ended January 31, 2007 are presented as if the sale had been completed on February 1, 2006.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position as of April 30, 2007, or the results of operations for the three months ended April 30, 2007, or the fiscal year ended January 31, 2007, that would have actually been reported had the disposition occurred at the dates indicated, nor is it indicative of future financial position or results of operations. The unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the Company and the Enterprise Search Business.

(a)
Historical Financial position and results of operations as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2007. The results of the Enterprise Search Business were reported as discontinued operations for the three months ended April 30, 2007 and, therefore, do not require adjustment to income from continuing operations. Assets and liabilities of the Enterprise Search Business at April 30, 2007, as defined by the Amended and Restated Asset Purchase Agreement, dated as of August 9, 2007, were included in assets and liabilities of discontinued operations.

(b)
Historical results of operations as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. The results of the Enterprise Search Business were reported in income from continuing operations for the fiscal year ended January 31, 2007.

(c)	To eliminate the Enterprise Search Business disposed assets and liabilities acquired by FAST at closing.

(d)
To record the increase in cash associated with the net proceeds from the sale of the Enterprise Search Business to FAST. The Company received $18.1 million in cash and $4 million in restricted cash held in escrow. Net cash proceeds are subject to post-closing adjustment.

(e)	To record the estimated legal, consulting and other costs directly related to the transaction.

(f)	To eliminate the results of operations from the Enterprise Search Business.

(g)
To record the estimated gain on sale of the Enterprise Search Business as if the transaction had been consummated on February 1, 2006, net of estimated legal, consulting and other costs directly related to the Transaction.